Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SolarWinds Corporation of our report dated June 1, 2018 relating to the financial statements and financial statement schedule of SolarWinds North America, Inc. (Predecessor, formerly SolarWinds, Inc.), which appears in SolarWinds Corporation’s Registration Statement on Form S-1 (No. 333-227479).

/s/ PricewaterhouseCoopers
Austin, Texas
October 18, 2018

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SolarWinds Corporation of our report dated June 1, 2018 relating to the financial statements and financial statement schedule of SolarWinds Corporation (Successor, formerly SolarWinds Parent, Inc.), which appears in SolarWinds Corporation’s Registration Statement on Form S-1 (No. 333-227479).

/s/ PricewaterhouseCoopers
Austin, Texas
October 18, 2018